UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THOR Financial Technologies Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

327 W. Pittsburgh Street Greensburg, PA	15601
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value per share, of: THOR Index Rotation ETF	NYSE	99-4182374

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-264435.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the THOR Index Rotation ETF, a series of the THOR Financial Technologies Trust (the "Registrant") to be registered hereunder, are set forth in Post-Effective Amendment No. 4 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on August 20, 2024 (File Nos. 333-264435; 811-23794). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference.

ITEM 2. EXHIBITS.

1.	Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1)(A) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on April 22, 2022.

2.	Registrant's Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2)(A) to the Registrant’s Pre-effective Amendment to its Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on August 31, 2022.

3.	Registrant's Bylaws, incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Pre-effective Amendment to its Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on August 31, 2022.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 9, 2024

THOR FINANCIAL TECHNOLOGIES TRUST

By:   /s/ Kyle Wiggs

Name: Kyle Wiggs

Title: Secretary

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